UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

AR Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36669	47-1434549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Park Avenue — 14th Floor
New York, New York 10022

(Address, including zip code, of principal executive offices)

(212) 415-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2016, AR Capital Acquisition Corp. (the “Company”) entered into a First Amendment (the “Amendment”) to the Agreement, dated September 16, 2016, by and among the Company, AR Capital, LLC (“AR Capital”) and Axar Master Fund Ltd. (“Axar”) (the “Transfer Agreement”), relating to, among other things, the purchase by Axar of all of AR Capital’s securities of the Company.

The Amendment amends the Transfer Agreement to:

•	Revise the recitals to reflect the Company’s intention to seek stockholder approval of an extension of the date by which the Company must consummate an initial business combination from December 31, 2017 to (i) October 1, 2017 or (ii) if prior to October 1, 2017, the Company publicly discloses that an extension past October 1, 2017 will not prevent the Company from maintaining the listing of its securities on The Nasdaq Capital Market, December 31, 2017, in each of the proposed amendments to the Company’s amended and restated certificate of incorporation and the trust agreement the Company entered into in connection with the Company’s initial public offering (the “IPO”);

•	Increase the warrant dividend to be declared on each share of Company’s common stock (“Common Stock”) from one-third of one warrant to one-half of one warrant to purchase Common Stock, and to clarify that such warrants will be exercisable beginning on the later of (A) the date that is 30 days after completion of a business combination and (B) the date that is 12 months from the date such warrants are issued, and that such will otherwise have the same terms and conditions as the public warrants included as part of the units sold in the IPO without giving effect to the warrant amendment contemplated under the Transfer Agreement;

•	Clarify that the maximum purchase price payable to AR Capital upon the Company’s consummation of a business combination is $2,500,000; and

•	Revise the date through which Axar has agreed to make certain quarterly loans to the Company, commencing on January 1, 2017, to be deposited by the Company into a trust account (the “Trust Account”), from the first day of each fiscal quarter through the fiscal quarter in which the Company consummates a business combination or liquidates the Trust Account to the first business day of the three fiscal quarters following January 1, 2017 (or the two fiscal following January 1, 2017 if the date by which the Company must complete a business combination is extended to October 1, 2017).

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by the Company in making presentations to certain existing and potential stockholders and public warrantholders of the Company in connection with the special meeting of stockholders and special meeting of public warrantholders to be held in connection with the transactions contemplated by the Transfer Agreement (the “special meetings”).

The preceding paragraph (including Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act.

Item 9.01. Financial Statement and Exhibits.

Exhibit	Description

2.1	First Amendment to Agreement, dated September 27, 2016, by and among the Company, AR Capital, LLC and Axar Master Fund Ltd.

99.1	Investor Presentation.

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Additional Information About The Special Meetings And Where To Find It

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the matters to be voted upon at the special meetings. The Company mailed the definitive proxy statement to its stockholders and public warrantholders, as applicable, of record as of September 20, 2016. The Company’s stockholders and public warrantholders and other interested persons are advised to read the definitive proxy statement and any amendments or supplements thereto because these documents contain important information about the Company, Axar and the proposals to be voted on at the special meetings. Stockholders and public warrantholders, as applicable, may obtain copies of the definitive proxy statement without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: AR Capital Acquisition Corp., 405 Park Avenue, 14th Floor, New York, New York 10022, tel. (212) 415-6500, Attention: Legal Department.

Participants In The Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders and public warrantholders with respect to the special meetings. A list of the names of those directors and officers and a description of their interests in the Company is contained in the definitive proxy statement for the special meetings.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters and includes statements regarding expected future financial and operating performance. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Axar undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AR Capital Acquisition Corp.

	By:	/s/ William Kahane
Dated: September 27, 2016		Name: William Kahane
Title: CEO

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